UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 1, 2019
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR §230.405) or Rule 12b-2 of the Exchange Act (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 1, 2019, the Board of Directors (the “Board”) of Raymond James Financial, Inc., a Florida corporation (the “Company”), approved an amended and restated form of director and officer indemnification agreement (the “D&O Indemnification Agreement”) to be used by the Company to provide contractual indemnification, expense advancement, and other related rights to the members of the Board and the Company’s officers who are a party thereto in accordance with the Florida Business Corporation Act, as amended (the “FBCA”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the D&O Indemnification Agreement.

The D&O Indemnification Agreement indemnifies directors and officers who are parties thereto (each, an “Indemnitee” and, collectively, the “Indemnitees”) with indemnification rights arising out of, or relating to, their service as directors and officers of the Company or where they serve at the request of, for the convenience of, or to represent the interests of, the Company as an officer, director, employee, fiduciary, representative, or other agent at another entity. The D&O Indemnification Agreement also provides Indemnitees with certain rights to advancement of Expenses incurred in defending a proceeding in advance of the final disposition of any proceeding for which indemnification rights may be available pursuant to the D&O Indemnification Agreement.

The D&O Indemnification Agreement incorporates the following changes to the previous form of director’s and officer’s indemnification agreement used by the Company:

•
Expands the definition of “Expenses” that an Indemnitee would be indemnified for, including, but not limited to, covering any taxes imposed on an Indemnitee as a result of any payments under the D&O Indemnification Agreement;

•
Revises the definition of “Change of Control” in the D&O Indemnification Agreement by (i) reducing from 80% to 50% the stock ownership in the resulting company following a merger that must be owned by the shareholders of the Company prior to the transaction in order to avoid a Change of Control; and (ii) shortening from twenty-five (25) months to twelve (12) months the period over which a change in the Board’s composition turnover will be deemed a Change in Control;

•
Provides a definition of “serving at the request of the Company” and provides that no express request shall be required for Indemnitee to be deemed “serving at the request of the Company” when acting for the Company at another enterprise not affiliated with the Company. The D&O Indemnification Agreement also provides that Indemnitee’s service for another enterprise shall be presumed to be at the request of the Company unless it is conclusively determined to the contrary by a majority vote of the directors of the Company then in office, excluding, if applicable, the Indemnitee;

•
Expands the definition of a “Proceeding” for which an Indemnitee would be indemnified so as to include, among other matters, regulatory proceedings and both formal and informal matters and explicitly provides that the term “Proceeding” includes proceedings brought by Indemnitee to enforce the D&O Indemnification Agreement;

•
Requires that an Indemnitee be advanced Expenses incurred or to be incurred in defending a Proceeding in advance of its final disposition within ten (10) business days after a request is made rather than the thirty (30) calendar day period provided for in the existing director’s and officer’s indemnification agreement;

•	Provides that the Company cannot impose additional conditions to the advancement of Expenses to an Indemnitee beyond what is explicitly required by the D&O Indemnification Agreement;

•
Provides certain customary exclusions to the Company’s obligation to indemnify, or make any advancement of Expenses to, an Indemnitee, including, but not limited to, if a final adjudication by a court of competent jurisdiction from which there is no further right to appeal determines that such indemnification is prohibited by applicable law, on account of any Proceeding for an accounting of profits made from the purchase and sale (or sale and purchase) by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law, and in connection with certain compensation claw-back claims;

•
Provides that the Company shall not be obligated to make any advancement of Expenses to an Indemnitee in connection with any Proceedings against an officer, director or other agent of the Company brought by the Company and approved by a majority vote of the members of the Board then in office, excluding from such vote any interested director, which in good faith alleges willful misappropriation of corporate assets by such officer, director, or other agent, wrongful disclosure of confidential information, or any other willful and deliberate breach in bad faith of such officer’s, director’s or other agent’s duty to the Company or its shareholders;

•
Provides that the Company shall be required to indemnify an Indemnitee if Indemnitee is “successful on the merits,” which includes, any termination of the litigation without any express adverse finding, the expiration of one hundred twenty (120) calendar days following a claim or threat without a lawsuit being filed, and settlement of a Proceeding where Indemnitee’s payment will be less than $100,000;

•
Provides that Indemnitee shall be deemed to have met the applicable standard of conduct and to be entitled to indemnification under the FBCA for any action or omission to act undertaken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to the Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board, or by any other person as to matters the Indemnitee reasonably believes are within such other person’s professional or expert competence;

•
Provides that Indemnitee shall be deemed to have met the applicable standard of conduct and to be entitled to indemnification under the FBCA for any action or omission to act undertaken on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of legal counsel or accountants; provided, however that the Indemnitee has no reasonable cause to believe that such legal counsel or accountants were not selected with reasonable care by or on behalf of the Company;

•
Provides that, in determining if Indemnitee is entitled to indemnification, it shall in any event be presumed that the Indemnitee has at all times acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and that anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence;

•
Provides that the knowledge and/or actions, or failures to act, of any director, officer, agent, or employee of the Company or an Other Enterprise shall not be imputed to the Indemnitee for purposes of determining the right to indemnification or advancement of Expenses under the D&O Indemnification Agreement;

•
Provides that, to the extent that a change in the FBCA or the interpretation thereof (whether by statute or judicial decision) permits broader indemnification or advancement of Expenses than is provided under the terms of the Company’s Restated Articles of Incorporation, the Company’s Amended and Restated By-laws and the D&O Indemnification Agreement, it is the intent of the parties to the D&O Indemnification Agreement that the Indemnitee shall enjoy by the D&O Indemnification Agreement the greater benefits so afforded by such change in law;

•
Provides that, in the event of any change in the FBCA (whether by statute or judicial decision) which narrows the right of a corporation incorporated in the State of Florida to indemnify a member of its board of directors, an officer, or other agent, such changes, to the extent not required by applicable law to be applied to the D&O Indemnification Agreement, shall have no effect on the D&O Indemnification Agreement or the parties’ rights and obligations thereunder;

•
Requires an Indemnitees to promptly notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information, or other documents relating to any Proceeding or matter which may be subject to indemnification under the D&O Indemnification Agreement;

•	Requires the Company to represent that it has in force and effect director’s and officer’s liability insurance coverage and that Indemnitee is covered under such insurance;

•	Requires the Company to periodically evaluate whether its director’s and officer’s liability insurance coverage has the appropriate policy limits, retentions, terms and breadth of coverage;

•
Requires the Company to promptly notify its director’s and officer’s liability insurance carriers of potential claims that may give rise to a Proceeding that may be indemnifiable under the D&O Indemnification Agreement and, thereafter, take all necessary or appropriate action to cause its insurance carriers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding, in accordance with the terms of the applicable director’s and officer’s liability insurance policies;

•
Requires the Company, prior to a Change in Control, to purchase a six-year, prepaid, non-cancellable “tail” director’s and officer’s liability insurance policy covering acts or omissions occurring at or prior to the Change in Control and providing for a claims period of six (6) years from the effective date of the Change in Control with coverage amounts, limits, terms, and conditions no less advantageous than the coverage in effect immediately prior to the Change in Control. Also provides that such a “tail” insurance policy cannot be modified, amended, cancelled, or revoked after a Change in Control in any manner that would adversely affect the Indemnitee;

•	Extends the period during which the Company may pursue an action against an Indemnitee from one (1) year to two (2) years after an event;

•
Provides that, in the event that the Company or any of its subsidiaries enters into an indemnification agreement with another director or executive officer of the Company or any of its subsidiaries or affiliates containing a term or terms more favorable to Indemnitee, Indemnitee shall be afforded the benefit of such more favorable term or terms;

•
Provides that, to the extent that payments are made to or on behalf of Indemnitee, the Company shall be subrogated to the extent of any payments to all of the rights of contribution or recovery of the Indemnitee against other persons, and Indemnitee shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents reasonably necessary to enable the Company effectively to bring suit to enforce such rights;

•
Provides that, in respect of any Proceeding in which the Company is jointly liable with Indemnitee, the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company shall waive and relinquish any right of contribution it may have against Indemnitee; and

•
Prohibits the Company from taking any action that could reasonably be expected to have the effect of prohibiting, limiting, or otherwise interfering with the Company’s obligations to indemnify and advance expenses to an Indemnitee.

The foregoing description of the amended and restated form of D&O Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the amended and restated form of D&O Indemnification Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein in this Item 1.01 in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information included in Item 1.01 of this Current Report on Form 8-K relating to the amended and restated form of D&O Indemnification Agreement approved by the Board on March 1, 2019 is incorporated by reference in this Item 5.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following is filed as an exhibit to this report:

Exhibit No.

10.1 Amended and Restated Form of Director and Officer Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date:	March 6, 2019	By:	/s/ Jonathan N. Santelli
Jonathan N. Santelli
Executive Vice President,
General Counsel and Secretary